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                                  Exhibit 10.13



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Page 1
3/15/95


                             [THE BANK OF NEW YORK]

                                 [Letterhaead]

March 15, 1995



Mr. Robert E. Heller, Vice President &
Chief Financial Officer
National Home Health Care Corporation
850 Bronx River Road
Yonkers, New York 10708

Dear Bob:

This letter confirms that The Bank of New York (the "Bank") holds available a $2,000,000 secured offering line of credit to National Home Health Care Corporation.

Advances under the line of credit shall be payable on demand and bear interest at a rate per annum equal to the alternate base commercial lending rate of the Bank as publicly announced to be in effect from time to time (the "Alternative Base Rate"), such rate to change on the effective date of any change in the Alternate Base Rate.

                  "Alternate Base  Rate"  shall  mean,  for any day,  a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

                  For purposes of this definition:

                           "Prime Rate" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.

                           "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a business day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

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Page 2
3/15/95

All advances and all principal payments hereunder shall be endorsed by the Bank on the sheet attached to the Promissory Grid Note and shall be secured by all assets of the borrower pursuant to a security agreement. The borrower authorizes the Bank to accept telephonic instructions from a duly authorized representative of the borrower, as indicated by the latest Corporate Resolution on file with the Bank, to make an advance or receive a payment hereunder and to endorse the sheet attached to this Promissory Grid Note accordingly. All advances made hereunder shall be credited to the Borrower's deposit account referred to above, which credits shall be confirmed to the borrower by standard advice of credit. The borrower agrees that the actual crediting of the sum of money so borrowed to the borrower's deposit account shall constitute conclusive evidence that the advance was made, and the failure of the Bank to endorse the amount of any advance on the sheet attached to this note or to forward to the borrower an advice of credit shall not affect the obligation of the borrower to repay such advance.

In addition, all advances under the line of credit shall be jointly and severally guaranteed by Health Acquisition Corp. and First Health, Inc. and Brevard Medical Center, Inc. Each guarantee shall be secured by all assets of the respective guarantors pursuant to a security agreement. The form of note, security agreement and guarantee to be furnished to the Bank shall be in form and substance acceptable to the Bank and its counsel.

Advances  under the line of credit are subject to the Bank's  satisfaction  with
(i) the specific purpose and expected time and source of repayment of each advance, and (ii) the Borrower's and the guarantors' financial condition, business prospects and operations at the time of each advance. As you know, lines of credit may be cancelled by either party at any time, however, unless cancelled earlier, the line of credit shall be held available until November 30, 1995.

Additionally, all outstanding advances under the line of credit shall be reduced to zero for a period of 30 consecutive days during each twelve (12) month calendar period in which the line of credit is held available.

Very truly yours,


THE BANK OF NEW YORK

/s/ John Gusciora
John Gusciora
Vice President

JG:bc